Exhibit 99.1

Cohu Reports Fourth Quarter and Full Year 2009 Operating Results
POWAY, Calif., January 27, 2010 — Cohu, Inc. (NASDAQ:COHU) today reported fiscal 2009 fourth quarter net sales of $52.2 million and GAAP net income of $0.8 million or $0.03 per share. For its fiscal year ended December 26, 2009, the company reported net sales of $171.3 million and a GAAP net loss of $(28.2) million or $(1.20) per share. As previously announced, the net loss for the fiscal year ended December 26, 2009 includes a non-cash charge, recorded in the second quarter, of $19.6 million, or $0.84 per share, for an increase in the valuation allowance against our deferred tax assets.
The company also reported non-GAAP results, with fourth quarter 2009 net income of $2.5 million or $0.11 per share and a fiscal year 2009 net loss of $(1.9) million or $(0.08) per share.
GAAP Results

	Q4 FY 2009		Q3 FY 2009		Q4 FY 2008
Net sales	$52.2	million	$44.1	million	$41.4	million
Net income (loss)	$0.8	million	$(0.1	) million	$(7.6	) million
Income (loss) per share	$0.03		$(0.00)		$(0.33)

	FY 2009		FY 2008
Net sales	$171.3	million	$199.7	million
Net loss	$(28.2	) million	$(5.4	) million
Loss per share	$(1.20)		$(0.23)
Non-GAAP Results

	Q4 FY 2009		Q3 FY 2009		Q4 FY 2008
Non-GAAP net income (loss)	$2.5	million	$1.7	million	$(3.9	) million
Non-GAAP income (loss) per share	$0.11		$0.07		$(0.17)

	FY 2009		FY 2008
Non-GAAP net income (loss)	$(1.9	) million	$1.7	million
Non-GAAP income (loss) per share	$(0.08)		$0.07
Sales of semiconductor equipment accounted for 74% of fiscal 2009 fourth quarter sales. Microwave communications equipment and video cameras and related equipment contributed 16% and 10%, respectively, for the same period.
Orders were $68.8 million for the fourth quarter of 2009 and $55.0 million for the third quarter of 2009. Orders for semiconductor equipment were $60.0 million in the fourth quarter of 2009 compared to $46.9 million in the third quarter of 2009. Total consolidated backlog was $79.1 million at December 26, 2009 compared to $62.5 million at September 26, 2009. Cohu expects first quarter 2010 sales to be approximately $53 million. These sales exclude up to $14 million in revenue for semiconductor test handlers that may be recognized in the first quarter upon customer acceptance.
James A. Donahue, President and Chief Executive Officer, stated, “Amid growing indications of improvement in the semiconductor equipment industry, Cohu was profitable for the second consecutive quarter on a non-GAAP basis. The order momentum that began in Q3 continued into the fourth quarter, from a broad base of customers for our test handling systems. Unit orders for test handlers increased 42% from the third quarter.”
Donahue continued, “All operations were profitable on a non-GAAP basis in the fourth quarter. For the year, our microwave communications equipment business achieved record sales and operating income. This, coupled with cost reduction measures and strict cash management, enabled Cohu to generate positive cash flow from operations in 2009, during the global recession and one of the worst downturns in the semiconductor equipment industry.”

Donahue concluded, “Our new pick and place test handlers, Pyramid and Matrix, are installed on customer test floors and we have received follow-on orders for both products. We are particularly pleased with the significant increase in orders at Rasco, for both gravity and test-in-strip handlers, that began in Q3 and is continuing. The positive trend in customer forecasts is encouraging.”
Cohu’s Board of Directors approved a quarterly cash dividend of $0.06 per share payable on April 23, 2010 to shareholders of record on March 9, 2010. Cohu has paid consecutive quarterly cash dividends since 1977.
Use of Non-GAAP Financial Information:
Included within this press release are non-GAAP financial measures that supplement the Company’s Condensed Consolidated Statements of Operations prepared under generally accepted accounting principles (GAAP). These non-GAAP financial measures adjust the Company’s actual results prepared under GAAP to exclude charges and the related income tax effect for share-based compensation, the amortization of acquired intangible assets and the deferred tax asset valuation allowance. Reconciliations of GAAP to non-GAAP amounts for the periods presented herein are provided in schedules accompanying this release and should be considered together with the Condensed Consolidated Statements of Operations.
These non-GAAP measures are not meant as a substitute for GAAP, but are included solely for informational and comparative purposes. The Company’s management believes that this information can assist investors in evaluating the Company’s operational trends, financial performance, and cash generating capacity. Management believes these non-GAAP measures allow investors to evaluate Cohu’s financial performance using some of the same measures as management. However, the non-GAAP financial measures should not be regarded as a replacement for (or superior to) corresponding, similarly captioned, GAAP measures.
Forward Looking Statements:
Certain matters discussed in this release, including statements concerning Cohu’s new products and expectations of business conditions, orders, sales, revenues and operating performance are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those projected or forecasted. Such risks and uncertainties include, but are not limited to, inventory, goodwill and other intangible asset write-downs; our ability to convert new products under development into production on a timely basis, support product development and meet customer delivery and acceptance requirements for next generation equipment; failure to obtain customer acceptance resulting in the inability to recognize revenue and accounts receivable collection problems; customer orders may be canceled or delayed; the concentration of our revenues from a limited number of customers; intense competition in the semiconductor test handler industry; our reliance on patents and intellectual property; compliance with U.S. export regulations; and the cyclical and unpredictable nature of capital expenditures by semiconductor manufacturers. These and other risks and uncertainties are discussed more fully in Cohu’s filings with the Securities and Exchange Commission, including the most recently filed Form 10-K and Form 10-Q. Cohu assumes no obligation to update the information in this release.
About Cohu:
Cohu is a supplier of test handling, burn-in and thermal solutions used by the global semiconductor industry, microwave communications and closed circuit television equipment.
Cohu will be conducting their conference call on Wednesday, January 27, 2010 at 1:30 p.m. Pacific Time/4:30 p.m. Eastern Time. The call will be webcast at www.cohu.com. Replays of the call can be accessed at www.cohu.com.
For press releases and other information of interest to investors, please visit Cohu’s website at www.cohu.com. Contact: Jeffrey D. Jones — Investor Relations (858) 848-8106

COHU, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(in thousands, except per share amounts)

	Three Months Ended (1)		Twelve Months Ended (1)
	December 26,	December 27,	December 26,	December 27,
	2009	2008	2009	2008

Net sales	$52,193	$41,401	$171,261	$199,659
Cost and expenses:
Cost of sales (2)	35,745	33,238	118,873	134,691
Research and development	7,942	8,502	31,964	38,084
Selling, general and administrative	9,088	8,960	35,519	36,612
Acquired in process research and development (IPR&D) (3)	—	2,577	—	2,577

	52,775	53,277	186,356	211,964

Loss from operations	(582)	(11,876)	(15,095)	(12,305)
Interest and other, net (4)	172	1,201	1,300	5,483

Loss before income taxes	(410)	(10,675)	(13,795)	(6,822)
Income tax provision (benefit) (5)	(1,180)	(3,069)	14,373	(1,379)

Net income (loss)	$770	$(7,606)	$(28,168)	$(5,443)

Income (loss) per share:
Basic	$0.03	$(0.33)	$(1.20)	$(0.23)

Diluted	$0.03	$(0.33)	$(1.20)	$(0.23)

Weighted average shares used in computing income (loss) per share (6):
Basic	23,495	23,288	23,412	23,179

Diluted	23,746	23,288	23,412	23,179

(1)	The three-month periods ended December 26, 2009 and December 27, 2008 were each comprised of 13 weeks and both twelve-month periods are comprised of 52 weeks.

(2)	The three-month period ended December 27, 2008 includes a $5.5 million pretax charge for the write-down of inventory due to deteriorating business conditions in the back-end semiconductor industry.

(3)	IPR&D charge was a result of the Rasco acquisition.

(4)	The three- and twelve-month periods ended December 26, 2009 include a short-term investment loss of $79,000. The twelve-month period ended December 27, 2008 includes a short-term investment loss of $350,000.

(5)	The twelve-month period ended December 26, 2009 includes a provision of $20.6 million for an increase in the valuation allowance against deferred tax assets.

(6)	For the three-month period ended December 27, 2008 and the twelve-month periods ended December 26, 2009 and December 27, 2008, potentially dilutive securities were excluded from the per share computations due to their antidilutive effect.

COHU, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands) (Unaudited)

	December 26,	December 27,
	2009	2008
Assets:
Current assets:
Cash and investments	$84,906	$88,385
Accounts receivable	43,389	31,945
Inventories	52,428	53,314
Deferred taxes and other	12,827	25,620

Total current assets	193,550	199,264
Property, plant & equipment, net	38,006	39,429
Goodwill	61,764	60,820
Intangible assets, net	35,483	40,993
Other assets	1,315	3,663

Total assets	$330,118	$344,169

Liabilities & Stockholders’ Equity:
Current liabilities:
Deferred profit	$5,322	$4,434
Other current liabilities	48,631	39,241

Total current liabilities	53,953	43,675
Deferred taxes and other noncurrent liabilities	18,916	14,955
Stockholders’ equity	257,249	285,539

Total liabilities & stockholders’ equity	$330,118	$344,169

COHU, INC.
Supplemental Reconciliation of GAAP Results to Non-GAAP Financial Measures (Unaudited)
(in thousands, except per share amounts)

	Three Months Ended
	December 26,	September 26,	December 27,
	2009	2009	2008

Loss from operations — GAAP basis (a)	$(582)	$(798)	$(11,876)

Non-GAAP adjustments:
Share-based compensation included in (b):
Costs of goods sold	106	94	77
Research and development	320	351	238
Selling, general and administrative	478	479	446

	904	924	761

Amortization of intangible assets included in (c):
Costs of goods sold	1,420	1,364	713
Research and development	—	—	—
Selling, general and administrative	226	216	89

	1,646	1,580	802

Acquired in-process research and development (d)	—	—	2,577

Income (loss) from operations — non-GAAP basis (e)	$1,968	$1,706	$(7,736)

Net income (loss) — GAAP basis	$770	$(71)	$(7,606)
Non-GAAP adjustments (as scheduled above)	2,550	2,504	4,140
Tax effect of non-GAAP adjustments (f)	(773)	(756)	(447)

Net income (loss) — non-GAAP basis	$2,547	$1,677	$(3,913)

GAAP net income (loss) per share — diluted	$0.03	$(0.00)	$(0.33)

Non-GAAP net income (loss) per share — diluted (g)	$0.11	$0.07	$(0.17)
Management believes the presentation of these non-GAAP financial measures, when taken together with the corresponding GAAP financial measures, provides meaningful supplemental information regarding the Company’s operating performance. Our management uses these non-GAAP financial measures in assessing the Company’s operating results, as well as when planning, forecasting and analyzing future periods and these non-GAAP measures allow investors to evaluate the Company’s financial performance using some of the same measures as management. Management views share-based compensation as an expense that is unrelated to the Company’s operational performance as it does not require cash payments and can vary in amount from period to period and the elimination of amortization charges provides better comparability of pre and post-acquisition operating results and to results of businesses utilizing internally developed intangible assets. Additionally, management does not consider certain significant charges to the deferred tax valuation allowance as related to the Company’s operational performance and, as such, has excluded them to provide a better understanding of the company’s underlying operational results and a more meaningful basis for comparison with our historical and future results. However, the non-GAAP financial measures should not be regarded as a replacement for corresponding, similarly captioned, GAAP measures. The presentation of non-GAAP financial measures above may not be comparable to similarly titled measures reported by other companies and investors should be careful when comparing our non-GAAP financial measures to those of other companies.

(a)	(1.1)%, (1.8)% and (28.7)% of net sales, respectively.

(b)	To eliminate compensation expense for employee stock options, restricted stock units and our employee stock purchase plan.

(c)	To eliminate the amortization of intangible assets acquired in the fiscal 2008 acquisition of Rasco, the fiscal 2007 acquisition of Tandberg Television AVS GmbH and the fiscal 2006 acquisition of Unigen.

(d)	Acquired in-process research and development expense from the Rasco acquisition is excluded because such expense is unrelated to the operating activities of the Company’s ongoing businesses.

(e)	3.8%, 3.9% and (18.7)% of net sales, respectively.

(f)	To adjust the provision (benefit) for income taxes related to the adjustments described in notes (b), (c) and (d) above based on applicable tax rates.

(g)	Computed using 23,746, 23,631 and 23,288 diluted shares outstanding for the three-month periods ended December 26, 2009, September 26, 2009 and December 27, 2008, respectively. For the three-month period ended September 26, 2009 the effect of dilutive securities was excluded from GAAP diluted common shares due to the reported net loss under GAAP, but are included for non-GAAP diluted common shares since the Company has non-GAAP net income.

COHU, INC.
Supplemental Reconciliation of GAAP Results to Non-GAAP Financial Measures (Unaudited)
(in thousands, except per share amounts)

	Twelve Months Ended
	December 26,	December 27,
	2009	2008

Loss from operations — GAAP basis (a)	$(15,095)	$(12,305)

Non-GAAP adjustments:
Share-based compensation included in (b):
Costs of goods sold	347	343
Research and development	1,145	1,189
Selling, general and administrative	1,886	2,417

	3,378	3,949

Amortization of intangible assets included in (c):
Costs of goods sold	5,398	2,320
Research and development	—	—
Selling, general and administrative	857	233

	6,255	2,553

Acquired in-process research and development (d)	—	2,577

Loss from operations — non-GAAP basis (e)	$(5,462)	$(3,226)

Net loss — GAAP basis	$(28,168)	$(5,443)
Non-GAAP adjustments (as scheduled above)	9,633	9,079
Tax effect of non-GAAP adjustments (f)	(2,916)	(1,982)
Non-cash increase of valuation allowance (g)	19,551	—

Net income (loss) — non-GAAP basis	$(1,900)	$1,654

GAAP net loss per share — diluted	$(1.20)	$(0.23)

Non-GAAP net income (loss) per share — diluted (h)	$(0.08)	$0.07
Management believes the presentation of these non-GAAP financial measures, when taken together with the corresponding GAAP financial measures, provides meaningful supplemental information regarding the Company’s operating performance. Our management uses these non-GAAP financial measures in assessing the Company’s operating results, as well as when planning, forecasting and analyzing future periods and these non-GAAP measures allow investors to evaluate the Company’s financial performance using some of the same measures as management. Management views share-based compensation as an expense that is unrelated to the Company’s operational performance as it does not require cash payments and can vary in amount from period to period and the elimination of amortization charges provides better comparability of pre and post-acquisition operating results and to results of businesses utilizing internally developed intangible assets. Additionally, management does not consider certain significant charges to the deferred tax valuation allowance as related to the Company’s operational performance and, as such, has excluded them to provide a better understanding of the company’s underlying operational results and a more meaningful basis for comparison with our historical and future results. However, the non-GAAP financial measures should not be regarded as a replacement for corresponding, similarly captioned, GAAP measures. The presentation of non-GAAP financial measures above may not be comparable to similarly titled measures reported by other companies and investors should be careful when comparing our non-GAAP financial measures to those of other companies.

(a)	(8.8)% and (6.2)% of net sales, respectively.

(b)	To eliminate compensation expense for employee stock options, restricted stock units and our employee stock purchase plan.

(c)	To eliminate the amortization of intangible assets acquired in the fiscal 2008 acquisition of Rasco, the fiscal 2007 acquisition of Tandberg Television AVS GmbH, the fiscal 2006 acquisition of Unigen and the fiscal 2005 acquisition of KryoTech.

(d)	Acquired in-process research and development expense from the Rasco acquisition is excluded because such expense is unrelated to the operating activities of the Company’s ongoing businesses.

(e)	(3.2)% and (1.6)% of net sales, respectively.

(f)	To adjust the provision (benefit) for income taxes related to the adjustments described in notes (b), (c) and (d) above based on applicable tax rates.

(g)	To exclude the non-cash net impact on the tax provision pertaining to the increase of the deferred tax asset valuation allowance recorded in the second quarter of fiscal 2009.

(h)	Computed using 23,412 and 23,371 diluted shares outstanding for the twelve-month periods ended December 26, 2009 and December 27, 2008, respectively. For the twelve-month period ended December 27, 2008 the effect of dilutive securities was excluded from GAAP diluted common shares due to the reported net loss under GAAP, but are included for non-GAAP diluted common shares since the Company has non-GAAP net income.